DICK'S SUPERMARKETS, INC.
                                 June 5, 2002


Robert J. Brodbeck
1035 East Highway 151
Platteville, WI 53818-0656

     Re: Dick's Supermarkets, Inc. ("DSI") Employment Agreement with Robert J. Brodbeck dated June 16, 2001 ("Agreement")

Dear Bob:

     Dick's Supermarkets, Inc. is pleased to offer you an extension of the Agreement under the following terms:

     1. The term "initial term" of the Agreement shall now include the period from June 16, 2002 through June 21, 2003.

     2. In reference to paragraph 5 of the Agreement, the guaranteed $25,000 bonus anticipated to be paid at the end of the original initial term will be paid on June 15, 2002; however, you will not receive any amount of the "additional discretionary bonus." For the extended initial term, you will be entitled to receive a "guaranteed" bonus of $20,000 paid on or before December 31, 2002 and another "guaranteed" bonus of $25,000 paid at the end of the extended initial term; provided, that you are then still actively involved in performing your duties hereunder. The remainder of paragraph 5 of the Agreement shall be deleted in its entirely effective as of June 16, 2002.

     3. In consideration of the preceding paragraph, you understand that you will not participate in the DSI Support Staff bonus program as in effect for the fiscal year 2002, nor as effected for fiscal year 2003.


     4. All other terms of the Agreement remain in full force and effect, other than as herein amended.


                                            Very Truly Yours,

                                            Dick's Supermarkets, Inc.


                                            By:  /s/ Elwood F. Winn
                                                --------------------------------
                                                 Elwood F. Winn
                                                 Chairman


I accept this offer of the extension through June 21, 2003 of the "initial term" of the Agreement dated June 16, 2001, effective as of the date of this letter.


/s/ Robert J. Brodbeck
--------------------------------
Robert J. Brodbeck